Exhibit 4.1



                     AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT


         AMENDMENT NO. 1 (this "Amendment"), dated as of July 14, 2004, to the Rights Agreement (the "Agreement"), dated as of December 29, 1998, between Caesars Entertainment, Inc., a Delaware corporation (the "Company"), and Wells Fargo Bank, N.A. (as successor to ChaseMellon Shareholder Services, L.L.C.), as rights agent (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent have previously entered into the Agreement; and

         WHEREAS, Section 26 of the Agreement provides that so long as the Rights (as defined in the Agreement) are redeemable, the Company may, in its sole and absolute discretion, supplement or amend any provision of the Agreement; and

         WHEREAS, the Company, Harrah's Entertainment, Inc., a Delaware corporation, ("Parent") and Harrah's Operating Company, Inc., a Delaware corporation ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated July 14, 2004, (the "Merger Agreement"), pursuant to which Parent will acquire the Company; and

         WHEREAS, the Board of Directors has determined that it is in the best interests of the Company and its stockholders and consistent with the objectives of the Board of Directors in adopting the Agreement to amend the Agreement to except the Merger Agreement and the transactions contemplated thereby from the Agreement; and

         WHEREAS, the Company has delivered to the Rights Agent a certificate, dated as of the date hereof, of an appropriate officer of the Company certifying that this Amendment is in compliance with the terms of Section 26 of the Agreement and instructing the Rights Agent to execute and deliver this Amendment.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

                                    ARTICLE I
                                    AMENDMENT

         Section 1.1. Section 1.1 of the Agreement shall be amended by inserting the following provisions at the end of Section 1.1:

                  "Notwithstanding the foregoing or any provision to the contrary in this Agreement, none of Harrah's Entertainment, Inc. ("Parent"), its Subsidiaries, Affiliates or Associates, including Harrah's Operating Company, Inc. (the "Merger Sub"), is, nor shall any of them be deemed to be, an Acquiring Person by virtue of (i) their acquisition, or their right to acquire, beneficial ownership of Common Stock of the Company as a result of their execution of the Agreement and Plan of Merger, dated July 14, 2004 by and among Parent, Merger Sub and the Company (the "Merger Agreement"), (ii) the consummation of the Merger (as defined in the Merger Agreement), or (iii) any other transaction contemplated by the Merger Agreement, it being the purpose of the Company in adopting this amendment to the Agreement that neither the execution of the Merger Agreement by any of the parties nor the consummation of the transactions contemplated thereby shall in any respect give rise to any provision of the Agreement becoming effective."

         Section 1.2. Section 1.10 of the Agreement shall be amended by inserting the following at the end of Section 1.10:

                  "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Shares Acquisition Date shall not occur by reason of the approval, delivery or execution of the Merger Agreement, the acceptance of payment and purchase of shares of Company's Common Shares, the consummation of the Merger, or any other transaction contemplated by the Merger Agreement."

         Section 1.3. Section 1.12 of the Agreement shall be amended by inserting the following at the end of Section 1.12:

                  "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Trigger Event shall not occur by reason of the approval, delivery or execution of the Merger Agreement, the acceptance of payment and purchase of shares of Company's Common Shares, the consummation of the Merger, or any other transaction contemplated by the Merger Agreement."

         Section 1.4. Section 3.1 of the Agreement shall be amended by inserting the following at the end of Section 3.1:

                  "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Distribution Date shall not occur by reason of the approval, delivery or execution of the Merger Agreement, the acceptance of payment and purchase of shares of Company's Common Shares, the consummation of the Merger, or any other transaction contemplated by the Merger Agreement."

         Section 1.5. Section 20.3 of the Agreement shall be amended by inserting the following after the word "misconduct" at the end of Section 20.3:

                  ", as finally determined by a court of competent jurisdiction. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage."

         Section 1.6. Section 13.1 of this Agreement shall be amended by inserting the following at the end of Section 13.1:

                  "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Shares Acquisition Date shall not occur by reason of the execution, approval or delivery of the Merger Agreement, the acceptance of payment and purchase of shares of the Company's Common Shares, the consummation of the Merger, or any other transaction contemplated by the Merger Agreement."

         Section 1.7. Section 11.1.2 of this Agreement shall be amended by inserting the following at the end of Section 11.1.2:

                  "Notwithstanding the foregoing or any provision to the contrary in this Agreement, no Trigger Event shall be deemed to have occurred by reason of the execution, approval or delivery of the Merger Agreement, the acceptance of payment and purchase of shares of the Company's Common Shares, the consummation of the Merger, or any other transaction contemplated by the Merger Agreement."

         Section 1.8. A new Section 35 is hereby added reading in its entirety as follows:

                  "This Agreement and the Rights established hereby will terminate in all respects immediately prior to the Effective Time (as defined in the Merger Agreement). The Company hereby agrees to promptly notify the Rights Agent, in writing, upon the occurrence of the Effective Time (as defined in the Merger Agreement), which notice shall specify (i) that the Effective Time (as defined in the Merger Agreement) has occurred, and
                  (ii) the date upon which this Agreement and the Rights established hereby were terminated."

         Section 1.9. A new Section 36 is hereby added reading in its entirety as follows:

                  "The Rights Agent shall not be subject to, nor be required to comply with, or determine if any event has occurred under (including, but not limited to, the occurrence of the Merger or the Effective Time), or any Person has complied with, the Merger Agreement or any agreements and documents related to or referred to in the Merger Agreement or any other agreement between or among the parties thereto, even though reference thereto may be made in this Agreement, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Agreement."

                                   ARTICLE II
                                  MISCELLANEOUS

         Section 2.1. Termination of Merger Agreement. If for any reason the Merger Agreement is terminated and the Merger is abandoned, then this Amendment shall be of no further force and effect and the Agreement shall remain exactly the same as it existed immediately prior to execution of this Amendment.

         Section 2.2. Definitions. Terms not otherwise defined in this Amendment shall have the meaning ascribed to such terms as in the Agreement. The term "Agreement" as used in the Agreement shall be deemed to refer to the Agreement as amended hereby, and all references to the Agreement shall be deemed to include this Amendment.

         Section 2.3. Governing Law. This Amendment shall be deemed to be entered into under the laws of the State of Delaware and for all purposes shall be governed by the construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         Section 2.4. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 2.5. Effectiveness. This Amendment shall be effective as of the date first written above, and except as expressly set forth herein, the Agreement shall remain in full force and effect and otherwise shall be unaffected hereby.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, a duly authorized representative of each party has executed this Amendment, as of the date first written above.




                                   CAESARS ENTERTAINMENT, INC.,


                                     By:    /s/ Wallace R. Barr
                                            ______________________________
                                            Name:  Wallace R. Barr
                                            Title: President and Chief
                                                   Executive Officer


                                   Attest: /s/ Bernard DeLury
                                           ____________________
                                            Name:  Bernard DeLury
                                            Title: Secretary


                                   WELLS FARGO BANK, N.A.,
                                            As Rights Agent


                                  By:   /s/ Barbara M. Novak
                                       ______________________________
                                            Name: Barbara M. Novak
                                            Title: Assistant Secretary



                                   Attest: /s/ Susan Roeder
                                           ____________________
                                            Name: Susan J. Roeder
                                            Title: Assistant Secretary